Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT: Glenn Schaeffer
(702) 632-6710

MANDALAY RESORT GROUP TO ISSUE SENIOR NOTES

LAS VEGAS, NV – July 22, 2003 – Mandalay Resort Group (NYSE:MBG) today agreed to issue $250 million 6-1/2% senior unsecured notes due July 31, 2009.  Subject to customary conditions, the transaction is expected to close on July 31, 2003.  Proceeds from this offering will be used to repay a portion of the company’s borrowings under its revolving credit facility.

                The notes, which will be issued in reliance on the exemption in Section 4(2) of the Securities Act of 1933, have not been registered under the Act and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirement.

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